EXHIBIT 10.33


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (this "Amendment"), dated and effective as of January 1, 1999, is entered into by and between Apria Healthcare Group Inc. (the "Company") and Philip L. Carter (the "Executive").

         WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of May 5, 1998 (the "Employment Agreement"); and

         WHEREAS, the Company, with the approval of its Board of Directors, now desires to increase the Executive's compensation payable under the Employment Agreement, and both parties wish to evidence and confirm such increase by amending the terms of the Employment Agreement as set forth below in this Amendment;

         NOW, THEREFORE, THIS AMENDMENT WITNESSETH:

         1. The first sentence of Section III A of the Employment Agreement is hereby amended to read as follows:

          "The Company will pay to the Executive a base salary at the rate of $600,000 per year."

         2. Clause (i) of Section III E of the Employment Agreement is hereby amended to read as follows:

          "car allowance of $12,500 per year, payable in periodic installments in accordance with the Company's customary practices,"

         3. Except as amended above, the Employment Agreement shall remain in full force and effect and, as so amended, is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


    APRIA HEALTHCARE GROUP INC.           THE EXECUTIVE



By:
    -------------------------------       ------------------------------
    Ralph V. Whitworth,                   Philip L. Carter
    Chairman